SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Filed by a party other than the Registrant   ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

BIOCANCELL THERAPEUTICS INC.
(Name of Registrant as Specified In Its Charter)

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On June 7, 2012, BioCancell Therapeutics Inc. (the “Company”) filed with the Securities and Exchange Commission a Definitive Proxy Statement (the “Proxy Statement”) providing that a Special General Meeting of Stockholders of the Company will be held on July 18, 2012 (the “Meeting”). On July 11, 2012, following a request by the Israel Securities Authority (“ISA”), the Company filed a report with the ISA and Tel Aviv Stock Exchange Ltd., rescheduling the Meeting to July 25, 2012.

In connection with the Private Placement (as such term is defined in the Proxy Statement) to be presented for approval to the Company’s Stockholders at the Meeting, Tikcro Technologies Ltd. (“Tikcro”) has notified the Company that it does not intend to convert its loan to the Company shares of common stock and it expects that the Company will repay its loan in full. Consequently and as it is stated in the Proxy Statement, Clal Biotechnology Industries Ltd. (“CBI”) will pay Tikcro an amount of $2,480,500 in lieu of the Company and the Company will issue shares of common stock to CBI.

There are no other changes relating to the proposals on the agenda of the Meeting, or in the information described in the Proxy Statement. The Meeting will be held at the place as provided in the Proxy Statement.